Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Ryan Gwillim
Vice President - Investor Relations
Phone:	847-735-4926

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick Corporation Intends to Sell Sea Ray
METTAWA, Ill., Dec. 5, 2017 -- Brunswick Corporation (NYSE: BC) today announced it intends to sell Sea Ray, one of the 15 brands that comprise the Brunswick Boat Group.  Lazard's middle market advisory group is acting as Brunswick's investment banker for this transaction, which is expected to be completed in the first half of 2018.

"Our marine strategy is focused on developing, manufacturing and distributing market-leading products to recreational and commercial marine consumers through our portfolio of engine, boat and parts and accessories businesses," Brunswick Chairman and Chief Executive Officer Mark Schwabero explained. "This decision was made after careful consideration, and reflects the evolving contribution that the Sea Ray brand has made to our marine portfolio.

"Our remaining brands will continue to be important elements of a robust, balanced marine business, with our boat portfolio serving healthy, expanding market segments," Schwabero explained.  "This more focused strategy will provide the best opportunities for growth and will complement our other marine offerings, including engines, parts and accessories.  This shift will also improve our risk and margin profile and is consistent with our commitment to drive shareholder value.

"We believe that the Sea Ray business, through its leading brand and exciting product line, offers attractive value creation opportunities to a new owner," Schwabero added.  "Sea Ray is an iconic brand that is rich with history, with a reputation for craftsmanship, quality and styling.  Sea Ray's manufacturing facilities are among the most advanced in the marine industry, with talented and dedicated workforces."

During the sale process, "we will continue to diligently manage Sea Ray by executing its business and product plans in support of our dealers and customers," Schwabero concluded.

Brunswick will report the results of Sea Ray, as well as its Meridian boat brand, as discontinued operations for accounting purposes going forward.  Finally, Brunswick is reaffirming its recent EPS guidance and target ranges for 2017, 2018 and the 2020 plan.

Conference call scheduled today
The Company will hold a conference call today about the Sea Ray transaction at 5 p.m. EST Dec. 5, 2017, hosted by Mark D. Schwabero, chairman and chief executive officer, William L. Metzger, senior vice president and chief financial officer, and Ryan M. Gwillim, vice president - investor relations.

Security analysts and investors wishing to participate via telephone should call 888-771-4371 (passcode: Brunswick 2017).  Callers outside of North America should call 847-585-4405 (passcode: Brunswick 2017) to be connected.  These numbers can be accessed 15 minutes before the call begins, as well as during the call.
To listen via the Internet, go to ir.brunswick.com.  Please go to the website at least 15 minutes before the call to register, download and install any needed audio software.
A replay of the conference call will be available through midnight EST Dec. 13, 2017, by calling 888-843-7419 or international dial 630-652-3042 (passcode: 4610 9631#).  The replay also will be available at www.brunswick.com.

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates and projections about Brunswick's business and by their nature address matters that are, to different degrees, uncertain.  Words such as "may," "could," "expect," "intend," "target," "plan," "seek," "estimate," "believe," "predict," "outlook" and similar expressions are intended to identify forward-looking statements.  Such statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release.  These risks include, but are not limited to: adverse general economic conditions, including reductions in consumer discretionary spending; negative currency trends; our ability to complete and integrate targeted acquisitions; our ability to implement our strategic plan and growth initiatives; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; retaining our relationships with dealers, distributors and independent boat builders; credit and collections risks; retaining key customers; protecting our brands and intellectual property; absorbing fixed costs in production; managing expansion or consolidation of manufacturing facilities; meeting supply objectives; meeting pension funding obligations; managing our share repurchases; higher energy and fuel costs; competitive pricing pressures; developing new and innovative products at a competitive price, in legal compliance; maintaining product quality and service standards; outages or breaches of technology systems; competitor activity; product liability, warranty and other claims risks; increased costs of legal and regulatory compliance; having to record an impairment to the value of goodwill and other assets; international business risks; attracting and retaining key contributors; and weather and catastrophic event risks.

Additional risk factors are included in the Company's Annual Report on Form 10-K for 2016.  Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick
Headquartered in Mettawa, Ill., Brunswick Corporation's  leading consumer brands include Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood, Garelick and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Lankhorst Taselaar, Payne's Marine and BLA parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Life Fitness, Hammer Strength, Cybex, Indoor Cycling Group  and SCIFIT fitness equipment; and Brunswick billiards tables, accessories and game room furniture. For more information, visit http://www.brunswick.com.